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                         [SUTHERLAND ASBILL & BRENNAN LLP]

                                  April 22, 2005

Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

      Re:   Farm Bureau Life Variable Account
            (File No. 333-31444)
            ---------------------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 9 to the Registration Statement on Form N-6 for Farm Bureau Life Variable Account (File No. 333-31444). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                              Sincerely,

                                              SUTHERLAND ASBILL & BRENNAN LLP



                                              By:  /s/ Stephen E. Roth
                                                   -------------------
                                                       Stephen E. Roth